UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2016

Strategic Storage Trust II, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-190983

Maryland	46-1722812
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 872-1031

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2016, in accordance with the bylaws and charter of Strategic Storage Trust II, Inc. (the “Registrant”), the Board of Directors (the “Board”) increased the size of the Board from three directors to six directors. Also on January 27, 2016 and in accordance with the Registrant’s bylaws and charter, the Board, upon nomination from the nominating and corporate governance committee, appointed Timothy S. Morris, Harold “Skip” Perry, and Paula Mathews to serve as directors for the newly-created director positions. Messrs. Morris and Perry were appointed as independent directors. Ms. Mathews also serves as Executive Vice President and Secretary of the Registrant.

In addition, on January 27, 2016, the Board appointed Mr. Perry as a member of the Registrant’s audit committee and nominating and corporate governance committee, and appointed Mr. Morris as a member of the Registrant’s compensation committee and nominating and corporate governance committee. The Board has reviewed Mr. Perry’s background and qualifications and determined that he is an “audit committee financial expert,” as such term is defined by the rules and regulations of the Securities and Exchange Commission.

Mr. Morris has more than 30 years of financial and management experience with several international organizations. In March 2014, Mr. Morris assumed a part-time executive position as Finance Director of Tomorrow’s Company, a London-based global think tank focusing on business leadership. Mr. Morris previously served as an independent director of SmartStop Self Storage, Inc. (“SmartStop”) from February 2008 until the merger of SmartStop with Extra Space Storage, Inc. (“Extra Space”) on October 1, 2015. Mr. Morris has his Bachelor of Science in Economics from Bristol University in the United Kingdom, his MBA from the Cranfield School of Management in the United Kingdom, and he is a Chartered Management Accountant (ACMA).

Mr. Perry has over 40 years of financial accounting, management and consulting experience for domestic and international organizations in the real estate industry. He is currently the Executive Managing Director of Real Globe Advisors, LLC, a commercial real estate advisory firm which he founded. Mr. Perry previously served as one of our independent directors from October 2013 until June 2014, and served as an independent director of SmartStop from February 2008 until the merger of SmartStop with Extra Space on October 1, 2015. Mr. Perry is a CPA and holds an MAI designation with the Appraisal Institute and a CRE designation with the Counselors of Real Estate. He graduated with a Bachelor of Arts in Russian and Economics from the University of Illinois, and has a Masters of Business Administration with a concentration in finance from Loyola University in Illinois.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC STORAGE TRUST II, INC.

Date: February 1, 2016	By:	/s/ Michael S. McClure
Michael S. McClure
Executive Vice President, Chief Financial Officer, and Treasurer